UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2021

DAKOTA TERRITORY RESOURCE CORP.
(Exact name of registrant as specified in its charter)

South Dakota	000-50191	80-0942566
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

141 Glendale Drive
 Lead, South Dakota, United States 57754
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (605) 717-2450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2021, Dakota Territory Resource Corp. ("Dakota Territory" or the "Company") entered into a binding definitive option agreement (the "Definitive Agreement") to acquire Homestake Mining Company of California's ("HMCC" or "Homestake") surface rights and certain residual facilities in the Homestake District, South Dakota. The Definitive Agreement aligns with Dakota Territory's strategic objective to be the premier South Dakota exploration company with the largest land and mineral tenure holdings in the historic Homestake District, allowing it the opportunity to assess the potential for new economic gold mineralization. HMCC is a wholly-owned subsidiary of Barrick Gold Corporation ("Barrick").

Under the terms of the Definitive Agreement, Dakota Territory has a three-year option to acquire 4,261 acres of surface rights with attendant facilities and data held by HMCC (the "Option"). In consideration for the Option, Dakota Territory has made a cash payment of US$1.3 million and issued 1 million shares of common stock of the Company ("Shares") to Barrick and will make annual Option payments of US$300,000 during the Option period. Dakota Territory may exercise the Option on or before September 7, 2024, by assuming all of the liabilities and bonds currently held by HMCC in the Homestake District. In addition, on exercise of the Option, Dakota Territory will issue Barrick 3 million Shares and grant a 2.5% NSR to Barrick with respect to any gold that may be recovered from the Grizzly Gulch property. Upon exercise of the Option, Barrick will own 4.75 million shares, representing a 6.47% interest in Dakota Territory based on Shares outstanding as of September 7, 2021.

Under the Definitive Agreement and in aggregate with Dakota Territory's other property holdings, Dakota Territory will own or have under lease a total property package of 35,292 acres in the immediate Homestake District.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 is hereby incorporated herein by reference. The 1,000,000 Shares were issued and sold in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. No commissions were paid in connection herewith.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description

10.1	Option Agreement for Purchase and Sale of Real Property dated September 7, 2021 between Homestake Mining Company of California and Dakota Territory Resource Corp.
99.1	Press Release, dated September 7, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP.
(Registrant)

Date: September 8, 2021	By:	"Shawn Campbell"
		Name:	Shawn Campbell
		Title:	Chief Financial Officer